Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-284538

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated August 12, 2026

Pricing Supplement No. [ ] dated [ ], 2026

(To WFS Product Supplement No. 9 dated January 20, 2026,

Underlier Supplement No. 49 dated June 24, 2026, Prospectus Supplement dated February 14, 2025 and Prospectus dated February 14, 2025)

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. Equity Index Linked Securities
Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

■  Linked to an unequally weighted basket comprised of the EURO STOXX 50® Index (40.00% weighting), the Nikkei 225 (25.00% weighting), the FTSE® 100 Index (17.50% weighting), the Swiss Market Index (10.00% weighting) and the S&P/ASX 200 Index (7.50% weighting) (each referred to as a “basket component”)

■  Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount to be paid at maturity, will depend, in each case, on the performance of the basket

■ Automatic Call.  If the basket closing level on the call date is greater than or equal to the starting level, the securities will be automatically called for the face amount plus a call premium of at least 11.15% of the face amount (to be determined on the pricing date)

■ Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the basket from the starting level to the ending level. The maturity payment amount will reflect the following terms:

▪     If the level of the basket increases, you will receive the face amount plus a positive return equal to 125% of the percentage increase in the level of the basket from the starting level

▪     If the level of the basket remains flat or decreases, but the decrease is not more than the threshold amount of 25.00%, you will receive the face amount

▪     If the level of the basket decreases by more than the threshold amount, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the level of the basket

■  Investors may lose up to 100% of the face amount

■  If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the basket closing level on the call date significantly exceeds the starting level. If the securities are automatically called, you will not have the opportunity to participate in any appreciation of the basket at the upside participation rate.

■  All payments on the securities are subject to credit risk, and you will have no ability to pursue any securities included in any basket component for payment; if GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, default on their obligations, you could lose some or all of your investment

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

The estimated value of your securities at the time the terms of your securities are set on the pricing date is expected to be between $890 and $920 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC (“GS&Co.”) would initially buy or sell your securities, if it makes a market in the securities, see page PS-8.

The securities have more complex features than conventional debt securities and involve risks not associated with conventional debt securities. You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-8.

	Original Offering Price	Underwriting Discount(1)(2)	Proceeds to Issuer(1)
Per Security	$1,000.00	up to $25.75	$974.25
Total

(1) See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-30.

(2) In addition to the 2.575%, GS&Co. may pay to selected securities dealers a fee of up to 0.25% of the face amount in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	Wells Fargo Securities

Terms of the Securities

Company (Issuer):	GS Finance Corp.
Guarantor:	The Goldman Sachs Group, Inc.
Market Measure:

An unequally weighted basket (the “basket”) comprised of the following basket components (each referred to as a “basket component,” and collectively as the “basket components”). For each basket component, its weighting percentage and initial basket component level are set forth below:

	Basket Component	Weighting Percentage	Initial Basket Component Level
	EURO STOXX 50® Index	40.00%
	Nikkei 225	25.00%
	FTSE® 100 Index	17.50%
	Swiss Market Index	10.00%
	S&P/ASX 200 Index	7.50%

The EURO STOXX 50® Index is a multiple exchange index for purposes of the accompanying product supplement. The Nikkei 225, the FTSE® 100 Index, the Swiss Market Index and the S&P/ASX 200 Index are not multiple exchange indices for purposes of the accompanying product supplement.

Pricing Date*:	August 21, 2026.
Original Issue Date*:	August 26, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Principal Amount:

Subject to redemption by the company as provided under “— Automatic Call” below, on the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to the maturity payment amount.

Automatic Call:

If the basket closing level on the call date is greater than or equal to the starting level, the securities will be automatically called, and on the call settlement date the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to $1,000 plus the call premium.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the basket closing level on the call date significantly exceeds the starting level. If the securities are automatically called, you will not have the opportunity to participate in any appreciation of the basket at the upside participation rate.

If the securities are automatically called, they will cease to be outstanding on the call settlement date and you will have no further rights under the securities after the call settlement date. You will not receive any notice from us if the securities are automatically called.

Maturity Payment Amount:

If the securities are not automatically called on the call date, on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

• if the ending level is greater than the starting level: $1,000 plus:

$1,000 × basket return × upside participation rate;

• if the ending level is less than or equal to the starting level but greater than or equal to the threshold level: $1,000; or

• if the ending level is less than the threshold level:

 $1,000 + ($1,000 × basket return)

If the securities are not automatically called and the ending level is less than the threshold level, you will have 1-to-1 downside exposure to the decrease in the level of the basket and will lose more than 25.00%, and possibly all, of the face amount of your securities at maturity.

Starting Level:	100.
Basket Closing Level:

On the call date or the calculation day, the “basket closing level” will be the product of (i) 100 times (ii) the sum of (a) 1 plus (b) the sum of the products, as calculated for each basket component, of: (1) its basket component return on such day multiplied by (2) its weighting percentage.

Closing Level:

With respect to each basket component, closing level has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.

Ending Level:	The “ending level” will be the basket closing level on the calculation day.

Upside Participation Rate:	125.00%.
Basket Return:	The “basket return” is the percentage change from the starting level to the ending level, measured as follows: ending level – starting level starting level
Initial Basket Component Level:	With respect to a basket component, the closing level of such basket component on the pricing date, as set forth under “— Market Measure” above
Basket Component Return:

For the call date or the calculation day, the “basket component return” with respect to a basket component is the percentage change from its initial basket component level to its closing level on that day, measured as follows:

closing level on such day – initial basket component level

initial basket component level

Call Date*:	August 26, 2027, subject to postponement.
Call Premium:	At least 11.15% of the face amount (at least $111.50 per security) (to be determined on the pricing date)
Call Settlement Date:	Three business days after the call date (as the call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Calculation Day*:	August 21, 2029, subject to postponement.
Stated Maturity Date*:	August 24, 2029, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Threshold Level:	75.00% of the starting level.
Threshold Amount:	25.00%.
Market Disruption Events and Postponement Provisions:

The call date and the calculation day are each subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the call settlement date and the stated maturity date will be postponed if the call date or the calculation day, as applicable, is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the call date, the calculation day, the call settlement date and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, the call date is a “calculation day” and the call settlement date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

Business Day:

Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Calculation Agent:	Goldman Sachs & Co. LLC (“GS&Co.”)
Material Tax Consequences:

For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “Supplemental Discussion of U.S. Federal Income Tax Considerations.”

Denominations:	$1,000 and any integral multiple of $1,000.
Overdue Principal Rate:	The effective Federal Funds rate
Defeasance:	Not applicable
CUSIP:	40058LC57

____________________

* To the extent that we make any change to the expected pricing date or expected original issue date, the call date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

Additional Information About the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with WFS product supplement no. 9 dated January 20, 2026, the underlier supplement no. 49 dated June 24, 2026, the prospectus supplement dated February 14, 2025 and the prospectus dated February 14, 2025 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, underlier supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to GS Finance Corp. and not to any of its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

You may access the product supplement, underlier supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• WFS Product Supplement No. 9 dated January 20, 2026:

https://www.sec.gov/Archives/edgar/data/886982/000119312526016310/wfs_productsupp_9_2025_s.htm

• Underlier Supplement No. 49 dated June 24, 2026:

https://www.sec.gov/Archives/edgar/data/886982/000119312526281976/gsfc_underlier_supp._no_.htm

• Prospectus Supplement dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525027380/d891153d424b2.htm

• Prospectus dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525027379/d860775d424b2.htm

Please note that, for purposes of this pricing supplement, references in the accompanying underlier supplement to “trade date” shall be deemed to refer to “pricing date”.

Please note that, for purposes of this pricing supplement, references in the accompanying product supplement to “index” shall be deemed to refer to “basket component”.

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021. References herein to “calculation day” or “final calculation day” shall be deemed to refer to “determination date” in such master note no. 3, dated March 22, 2021.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Wells Fargo Advisors (“WFA”) is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

Estimated Value of the Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be between $890 and $920 per $1,000 face amount, which is less than the original offering price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $ per $1,000 face amount).

Prior to , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through ). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪
seek the potential for a fixed return if the basket closing level is greater than or equal to the starting level as of the call date in lieu of 125% leveraged participation in any potential appreciation of the basket;
▪
if the securities are not automatically called prior to maturity, seek exposure to any upside performance of the basket by participating 125% in the percentage increase, if any, in the level of the basket from the starting level to the ending level;
▪
are willing to accept the risk that, if the basket closing level is less than the starting level on the call date and on the calculation day, they will not receive any positive return on their investment in the securities;
▪
are willing to accept the risk that, if the securities are not automatically called and the ending level is less than the starting level by more than the threshold amount, they will lose more than 25.00%, and possibly all, of the face amount per security at maturity;
▪
understand that the term of the securities may be reduced;
▪
are willing to forgo interest payments on the securities and dividends on the securities included in the basket components; and
▪
are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

▪
seek a liquid investment or are unable or unwilling to hold the securities to maturity;
▪
seek certainty of receiving a positive return on their investment;
▪
require full payment of the face amount of the securities at stated maturity;
▪
believe that the basket closing level will be less than the starting level on the call date and the calculation day;
▪
seek a security with a fixed term;
▪
are unwilling to accept the risk that, if the basket closing level is less than the starting level on the call date and the calculation day, they will not receive any positive return on their investment in the securities;
▪
are unwilling to accept the risk that the ending level of the basket may decrease from the starting level by more than the threshold amount, in which case, they will lose more than 25.00%, and possibly all, of the face amount at maturity;
▪
are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;
▪
seek current income;
▪
are unwilling to accept the risk of exposure to the basket components;
▪
seek exposure to the basket but are unwilling to accept the risk/return trade-offs inherent in the terms of the securities;
▪
are unwilling to accept the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. to obtain exposure to the basket generally, or to the exposure to the basket that the securities provide specifically; or
▪
prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the basket components, please see the sections titled “The EURO STOXX 50® Index”, “The Nikkei 225”, “The FTSE® 100 Index”, “The Swiss Market Index” and “The S&P/ASX 200 Index” below.

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

Determining Timing and Amount of Payment on the Securities

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

Selected Risk Considerations

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement no. 49 and under “Risk Factors” in the accompanying WFS product supplement no. 9. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement no. 49 and the accompanying WFS product supplement no. 9. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the basket component stocks, i.e., with respect to a basket component to which your securities are linked, the stocks comprising such basket component. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Offering Price Of Your Securities.

The original offering price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original offering price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

There is no assurance that GS&Co., WFS or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. and WFS are not obligated to make a market in the securities. See “Risk Factors — Your Securities May Not Have an Active Trading Market” in the accompanying product supplement.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor.

Although the return on the securities will be based on the performance of the basket components, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 65 of the accompanying prospectus.

The Call Premium You Will Receive on the Call Settlement Date If Your Securities Are Automatically Called and the Amount You Will Receive on the Stated Maturity Date If Your Securities Are Not Automatically Called Is Not Linked to the Basket Closing Level at Any Time Other Than on the Call Date or the Calculation Day, as the Case May Be.

Your securities will not be automatically called, and you will not receive the call premium on the call settlement date, unless the basket closing level on the call date is greater than or equal to the starting level. Therefore, the basket closing level on dates other than the call date will have no effect on whether your securities are automatically called. In addition, if your securities are not automatically called, the maturity payment amount you will receive on the stated maturity date will be based on the basket closing level on the calculation day. Therefore, if the basket closing level dropped precipitously on the calculation day, the maturity payment amount for your securities may be significantly less than it would have been had the maturity payment amount been linked to the basket closing level prior to such drop. Although the actual basket closing level on the call settlement date, the stated maturity date or at other times during the life of your securities may be higher than the basket closing level on the call date or the calculation day, you will not benefit from the basket closing levels at any time other than on the call date or the calculation day.

You May Lose Your Entire Investment in the Securities.

You can lose your entire investment in the securities. Assuming your securities are not automatically called, the cash payment on your securities, if any, on the stated maturity date will be based on the performance of a weighted basket, comprised of the basket components, as measured from the starting level of 100 to the basket closing level on the calculation day. If the ending level is less than the threshold level, you will have full downside exposure to the decrease in the level of the basket from the starting level, and you will lose 1% of the face amount of your securities for every 1% that the ending level is less than the starting level. Thus, you may lose your entire investment in the securities.

Also, the market price of your securities prior to the call settlement date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Return on Your Securities May Change Significantly Despite Only a Small Change in the Level of the Basket.

If the ending level is less than the threshold level, you will receive less than the face amount of your securities and you could lose all or a substantial portion of your investment in the securities. This means that while a decrease in the ending level to the threshold level will not result in a loss of principal on the securities, a decrease in the ending level to less than the threshold level will result in a loss of a significant portion of the face amount of the securities despite only a small change in the level of the basket.

The Amount You Will Receive on the Call Settlement Date Will Be Capped Due to the Call Premium.

Regardless of the basket closing level on the call date, the amount in cash you may receive on the call settlement date is capped. Even if the basket closing level on the call date exceeds the starting level, causing the securities to be automatically called, the amount in cash payable on the call settlement date will be capped, and you will not benefit from any increase in the basket closing level above the starting level on the call date. If your securities are automatically called on the call date, the maximum payment you will receive for each $1,000 face amount of your securities will be at least $1,111.50.

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

Your Securities Are Subject to Automatic Redemption.

We will automatically call and redeem all, but not part, of your securities on the call settlement date if the basket closing level on the call date is greater than or equal to the starting level. Therefore, the term for your securities may be reduced. You may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. For the avoidance of doubt, if your securities are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

Your Securities Do Not Bear Interest.

You will not receive any interest payments on your securities. As a result, even if the maturity payment amount payable for your securities on the stated maturity date exceeds the face amount of your securities, the overall return you earn on your securities may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Lower Performance of One Basket Component May Offset an Increase in the Other Basket Components.

Declines in the level of one basket component may offset increases in the levels of the other basket components. As a result, any return on the basket — and thus on your securities — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your securities at maturity. In addition, because the basket components are not equally weighted, increases in the lower weighted basket components may be offset by even small decreases in the more heavily weighted basket component.

You Have No Shareholder Rights or Rights to Receive Any Basket Component Stock.

Investing in your securities will not make you a holder of any of the basket component stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the basket component stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the basket component stocks or any other rights of a holder of the basket component stocks. Your securities will be paid in cash and you will have no right to receive delivery of any basket component stocks.

The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors.

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose and are able to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control and impact the value of bonds and options generally, will influence the market value of your securities, including:

●
the levels of the basket components;
●
the volatility — i.e., the frequency and magnitude of changes — in the levels of the basket components;
●
the dividend rates of the basket component stocks;
●
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the basket component stocks, and which may affect the levels of the basket components;
●
interest rates and yield rates in the market;
●
the time remaining until your securities mature; and
●
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors will influence the price you will receive if you sell your securities before maturity, including the price you may receive for your securities in any market-making transaction. If you sell your securities before maturity, you may receive less than the face amount of your securities or less than you would have received had you held your securities to maturity.

You cannot predict the future levels of the basket components based on their historical fluctuations. The actual levels of the basket components over the life of the securities may bear little or no relation to their historical closing levels or to the hypothetical examples shown elsewhere in this pricing supplement.

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

Additional Risks Related to the Basket Components

An Investment in the Offered Securities Is Subject to Risks Associated with Foreign Securities.

The value of your securities is linked to basket components that are comprised of stocks from one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of a Basket Component With Basket Component Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Securities.

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of a basket component with basket component stocks from one or more foreign securities markets and could negatively affect your investment in the securities in a variety of ways, depending on the nature of such government regulatory action and the basket component stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed securities). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to basket component stocks that are currently included in a basket component or that in the future are included in a basket component, such basket component stocks may be removed from a basket component. If government regulatory action results in the removal of basket component stocks that have (or historically have had) significant weight in a basket component, such removal could have a material and negative effect on the level of such basket component and, therefore, your investment in the securities. Similarly, if basket component stocks that are subject to those executive orders or subject to other government regulatory action are not removed from a basket component, the value of the securities could be materially and negatively affected, and transactions in, or holdings of, the securities may become prohibited under United States law. Any failure to remove such basket component stocks from a basket component could result in the loss of a significant portion or all of your investment in the securities, including if you attempt to divest the securities at a time when the value of the securities has declined.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans.

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered securities with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered securities could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered securities.

The Tax Consequences of an Investment in Your Securities Are Uncertain.

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Considerations — United States Holders — Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Considerations” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities.

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent any actual initial basket component level. The hypothetical initial basket component level of 100.00 for each basket component has been chosen for illustrative purposes only and does not represent the actual initial basket component level of any basket component. The actual initial basket component level for each basket component will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the basket components, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Upside Participation Rate:	125.00%
Hypothetical Call Premium:	11.15% of the face amount or $111.50 per security (the lowest possible call premium that may be determined on the pricing date)
Hypothetical Initial Basket Component Level:	For each basket component, 100.00
Starting Level:	100.00
Threshold Level:	75.00 (75.00% of the starting level)
Threshold Amount:	25.00%

Hypothetical Payout Profile

Security return at maturity
Basket return
Call Date 1 (Call Premium: 11.15%)
125
100
75
50
25
0
-25
-50
-75
-100
Security return
0.00%
-25.00%
0.00%
-100
-75
-50
-25
0
25
50
75
100
Hypothetical basket return

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

Hypothetical Returns

If the securities are automatically called:

If your securities are automatically called on the call date (i.e., on the call date the basket closing level is greater than or equal to the starting level), on the call settlement date you will receive the face amount of your securities plus the call premium, resulting in a hypothetical pre-tax total rate of return of 11.15%.

If the securities are not automatically called:

If your securities are not automatically called on the call date (i.e., on the call date the basket closing level is less than the starting level), on the stated maturity date you will receive the maturity payment amount, as illustrated in the table below.

Hypothetical ending level	Hypothetical basket return (1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(2)
200.00	100.00%	$2,250.00	125.00%
175.00	75.00%	$1,937.50	93.75%
150.00	50.00%	$1,625.00	62.50%
125.00	25.00%	$1,312.50	31.25%
110.00	10.00%	$1,125.00	12.50%
100.00	0.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
75.00	-25.00%	$1,000.00	0.00%
74.99	-25.01%	$749.90	-25.01%
60.00	-40.00%	$600.00	-40.00%
50.00	-50.00%	$500.00	-50.00%
25.00	-75.00%	$250.00	-75.00%
0.00	-100.00%	$0.00	-100.00%

(1) The basket return is equal to the percentage change from the starting level to the ending level (i.e., the ending level minus starting level, divided by starting level).

(2) The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The basket closing level on the call date is greater than the starting level, and the securities are automatically called on the call date:

	EURO STOXX 50® Index	Nikkei 225	FTSE® 100 Index	Swiss Market Index	S&P/ASX 200 Index
Hypothetical initial basket component level:	100.00	100.00	100.00	100.00	100.00
Hypothetical closing level on the call date:	125.00	130.00	120.00	115.00	120.00
Hypothetical basket component return on the call date:	25.00%	30.00%	20.00%	15.00%	20.00%

Based on the hypothetical basket component returns set forth above, the hypothetical basket closing level on the call date would equal:

100 × [1 + (25.00% × 40.00%) + (30.00% × 25.00%) + (20.00% × 17.50%) + (15.00% × 10.00%) + (20.00% × 7.50%)] = 124.00

Because the hypothetical basket closing level on the call date is greater than the starting level, the securities are automatically called on the call date and you will receive on the call settlement date the face amount of your securities plus a call premium of 11.15% of the face amount. Even though the basket appreciated by 24.00% from the starting level to the basket closing level on the call date in this example, your return is limited to the call premium of 11.15%.

On the call settlement date, you would receive $1,111.50 per security.

Example 2. The securities are not automatically called. The ending level is greater than the starting level and the maturity payment amount is greater than the face amount:

	EURO STOXX 50® Index	Nikkei 225	FTSE® 100 Index	Swiss Market Index	S&P/ASX 200 Index
Hypothetical initial basket component level:	100.00	100.00	100.00	100.00	100.00
Hypothetical closing level on the calculation day:	110.00	105.00	120.00	110.00	130.00
Hypothetical basket component return on the calculation day:	10.00%	5.00%	20.00%	10.00%	30.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (10.00% × 40.00%) + (5.00% × 25.00%) + (20.00% × 17.50%) + (10.00% × 10.00%) + (30.00% × 7.50%)] = 112.00

The securities are not automatically called on the call date. Because the hypothetical ending level is greater than the starting level, the maturity payment amount per security would be equal to the face amount of $1,000 plus a positive return equal to:

$1,000 × basket return × upside participation rate

$1,000 × 12.00% × 125.00%

= $150.00

On the stated maturity date, you would receive $1,150.00 per security.

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

Example 3. The securities are not automatically called. The ending level is less than the starting level but greater than the threshold level and the maturity payment amount is equal to the face amount:

	EURO STOXX 50® Index	Nikkei 225	FTSE® 100 Index	Swiss Market Index	S&P/ASX 200 Index
Hypothetical initial basket component level:	100.00	100.00	100.00	100.00	100.00
Hypothetical closing level on the calculation day:	60.00	90.00	98.00	97.00	102.00
Hypothetical basket component return on the calculation day:	-40.00%	-10.00%	-2.00%	-3.00%	2.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-40.00% × 40.00%) + (-10.00% × 25.00%) + (-2.00% × 17.50%) + (-3.00% × 10.00%) + (2.00% × 7.50%)] = 81.00

The securities are not automatically called on the call date. Because the hypothetical ending level is less than the starting level, but not by more than the threshold amount, the maturity payment amount per security would equal the face amount.

On the stated maturity date, you would receive $1,000.00 per security.

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

Example 4. The securities are not automatically called. The ending level is less than the threshold level and the maturity payment amount is less than the face amount:

	EURO STOXX 50® Index	Nikkei 225	FTSE® 100 Index	Swiss Market Index	S&P/ASX 200 Index
Hypothetical initial basket component level:	100.00	100.00	100.00	100.00	100.00
Hypothetical closing level on the calculation day:	25.00	35.00	100.00	120.00	110.00
Hypothetical basket component return on the calculation day:	-75.00%	-65.00%	0.00%	20.00%	10.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-75.00% × 40.00%) + (-65.00% × 25.00%) + (0.00% × 17.50%) + (20.00% × 10.00%) + (10.00% × 7.50%)] = 56.50

In this example, the hypothetical closing levels of the EURO STOXX 50® Index and the Nikkei 225 on the calculation day are less than their applicable initial basket component levels, while the hypothetical closing level of the FTSE® 100 Index on the calculation day is equal to its initial basket component level and the hypothetical closing levels of the Swiss Market Index and the S&P/ASX 200 Index on the calculation day are greater than their applicable initial basket component levels.

Because the basket is unequally weighted, increases in the lower weighted basket components will be offset by decreases in the more heavily weighted basket components. In this example, the large declines in the EURO STOXX 50® Index and the Nikkei 225 results in the hypothetical ending level being less than the threshold level even though the FTSE® 100 Index remained flat and the Swiss Market Index and the S&P/ASX 200 Index increased.

The securities are not automatically called on the call date. Because the hypothetical ending level is less than the starting level by more than the threshold amount, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:

$1,000 + ($1,000 × basket return)

$1,000 + ($1,000 × -43.50%)

= $565.00

On the stated maturity date, you would receive $565.00 per security.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

The EURO STOXX 50® Index

The EURO STOXX 50® Index is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the EURO STOXX 50® Index are allocated to one of the following Eurozone countries based on their country of incorporation, primary listing and largest trading volume: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. For more details about the EURO STOXX 50® Index, the basket component sponsor and license agreement between the basket component sponsor and the issuer, see “The Underliers — EURO STOXX 50® Index” on page S-36 of the accompanying underlier supplement no. 49.

Historical Information

The closing level of the basket component has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket component has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of the basket component during the period shown below is not an indication that the basket component is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical levels of the basket component as an indication of the future performance of the basket component, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket component or the basket component stocks will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component. Before investing in the offered securities, you should consult publicly available information to determine the levels of the basket component between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent levels of the basket component. The actual performance of the basket component over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing levels shown below.

The graph below shows the daily historical closing levels of the basket component from January 1, 2021 through August 10, 2026. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the closing levels of the basket component in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the EURO STOXX 50® Index

The EURO STOXX 50® Index is the intellectual property of STOXX Limited, Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license. The securities or other financial instruments based on the index are in no way sponsored, endorsed, sold or promoted by STOXX and its Licensors and neither STOXX nor its Licensors shall have any liability with respect thereto.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

The Nikkei 225

The Nikkei Stock Average, more commonly known as the Nikkei 225, is a price-weighted equity index comprised of 225 highly liquid stocks of the Tokyo Stock Exchange Prime Market and aims to maintain long-term continuity and reflect changes in industry structure and provide a benchmark for the Japanese equity markets and the Japanese economy. For more details about the Nikkei 225, the basket component sponsor and license agreement between the basket component sponsor and the issuer, see “The Underliers — Nikkei 225” on page S-84 of the accompanying underlier supplement no. 49.

Historical Information

The closing level of the basket component has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket component has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of the basket component during the period shown below is not an indication that the basket component is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical levels of the basket component as an indication of the future performance of the basket component, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket component or the basket component stocks will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component. Before investing in the offered securities, you should consult publicly available information to determine the levels of the basket component between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent levels of the basket component. The actual performance of the basket component over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing levels shown below.

The graph below shows the daily historical closing levels of the basket component from January 1, 2021 through August 10, 2026. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the closing levels of the basket component in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Nikkei 225

Goldman Sachs has entered into a non-exclusive license agreement with Nikkei Inc. (“NKI”) whereby GS Finance Corp., in exchange for a fee, will be permitted to use the Nikkei 225 in connection with the offer and sale of your security. Any intellectual property rights relating to the Nikkei 225 belong to NKI. Goldman Sachs is not affiliated with NKI; the only relationship between NKI and Goldman Sachs is the licensing of the use of the Nikkei 225 and trademarks relating to the Nikkei 225.

NKI is under no obligation to continue the calculation and dissemination of the Nikkei 225. Your security is not sponsored, endorsed, sold or otherwise promoted by NKI. No inference should be drawn from the information contained herein that NKI makes any representation or warranty, express or

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

implied, to us or any holder of your security or any member of the public regarding the advisability of investing in securities generally or in your security in particular or the ability of the Nikkei 225 to track generally stock market performance.

NKI determines, composes and calculates the Nikkei 225 without regard to your security. NKI has no obligation to take into account your interest, or that of anyone else having an interest, in your security in determining, composing or calculating the Nikkei 225 or any successor index. NKI is not responsible for and has not participated in the determination of the terms, prices or amount of your security and will not be responsible for or participate in any determination or calculation regarding the principal amount of your security payable at the stated maturity date. NKI has no obligation or liability in connection with the administration, marketing or trading of your security.

Neither NKI nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the Nikkei 225. NKI disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 or the manner in which the Nikkei 225 is applied in determining the level of the Nikkei 225 or any amount payable upon maturity of your security.

NKI DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI 225 OR ANY DATA INCLUDED IN THE NIKKEI 225. NKI ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

The FTSE® 100 Index

The FTSE® 100 Index is a market capitalization-weighted index of the 100 most highly capitalized U.K. listed blue chip companies traded on the London Stock Exchange. For more details about the FTSE® 100 Index, the basket component sponsor and license agreement between the basket component sponsor and the issuer, see “The Underliers — FTSE® 100 Index” on page S-42 of the accompanying underlier supplement no. 49.

Historical Information

The closing level of the basket component has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket component has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of the basket component during the period shown below is not an indication that the basket component is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical levels of the basket component as an indication of the future performance of the basket component, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket component or the basket component stocks will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component. Before investing in the offered securities, you should consult publicly available information to determine the levels of the basket component between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent levels of the basket component. The actual performance of the basket component over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing levels shown below.

The graph below shows the daily historical closing levels of the basket component from January 1, 2021 through August 10, 2026. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the closing levels of the basket component in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the FTSE® 100 Index

FTSE®”, “FT-SE®”, “Footsie®”, “FTSE4Good®” and “techMARK” are trademarks owned by the Exchange and are used by FTSE under license. “All-World®”, “All-Share®” and “All-Small®” are trademarks of FTSE.

The FTSE® 100 Index is calculated by FTSE. FTSE does not sponsor, endorse or promote this product and is not in any way connected to it and does not accept any liability in relation to its issue, operation and trading.

All copyright and database rights in the index values and constituent list vest in FTSE. GS Finance Corp. has obtained full license from FTSE to use such copyrights and database rights in the creation of this product.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

The Swiss Market Index (SMI®)

The Swiss Market Index is a price return float-adjusted market capitalization-weighted index of the 20 largest and most liquid stocks traded on the SIX Swiss Exchange and represents more than 75% of the free-float market capitalization of the entire Swiss market. For more details about the Swiss Market Index, the basket component sponsor and license agreement between the basket component sponsor and the issuer, see “The Underliers — Swiss Market Index” on page S-153 of the accompanying underlier supplement no. 49.

Historical Information

The closing level of the basket component has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket component has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of the basket component during the period shown below is not an indication that the basket component is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical levels of the basket component as an indication of the future performance of the basket component, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket component or the basket component stocks will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component. Before investing in the offered securities, you should consult publicly available information to determine the levels of the basket component between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent levels of the basket component. The actual performance of the basket component over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing levels shown below.

The graph below shows the daily historical closing levels of the basket component from January 1, 2021 through August 10, 2026. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the closing levels of the basket component in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Swiss Market Index

SIX Swiss Exchange AG (“SIX Swiss Exchange”) and its licensors (“Licensors”) have no relationship to GS Finance Corp., other than the licensing of the SMI® and the related trademarks for use in connection with the offered securities.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

SIX Swiss Exchange and its Licensors do not:

•
sponsor, endorse, sell or promote the offered securities.
•
recommend that any person invest in the offered securities or any other securities.
•
have any responsibility or liability for or make any decisions about the timing, amount or pricing of the offered securities.
•
have any responsibility or liability for the administration, management or marketing of the offered securities.
•
consider the needs of the offered securities or the owners of the offered securities in determining, composing or calculating the SMI® or have any obligation to do so.

SIX Swiss Exchange and its Licensors give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the offered securities or their performance.

SIX Swiss Exchange does not assume any contractual relationship with the purchasers of the offered securities or any other third parties.

Specifically, SIX Swiss Exchange and its Licensors do not give any warranty, express or implied, and exclude any liability for:

•
The results to be obtained by the offered securities, the owner of the offered securities or any other person in connection with the use of the SMI® and the data included in the SMI®;
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The accuracy, timeliness, and completeness of the SMI® and its data;
•
The merchantability and the fitness for a particular purpose or use of the SMI® and its data;
•
The performance of the offered securities generally.

SIX Swiss Exchange and its Licensors give no warranty and exclude any liability, for any errors, omissions or interruptions in the SMI® or its data;

Under no circumstances will SIX Swiss Exchange or its Licensors be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the SMI® or its data or generally in relation to the offered securities, even in circumstances where SIX Swiss Exchange or its Licensors are aware that such loss or damage may occur.

The licensing Agreement between GS Finance Corp. and SIX Swiss Exchange is solely for their benefit and not for the benefit of the owners of the offered securities or any other third parties.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

The S&P/ASX 200 Index

The S&P/ASX 200 Index includes 200 of the largest and most liquid stocks listed on the Australian Securities Exchange by float-adjusted market capitalization. The S&P/ASX 200 Index is not limited solely to companies having their primary operations or headquarters in Australia or to companies having their primary listing on the ASX, and all securities that have their primary or secondary listing on the ASX are eligible for inclusion. For more details about the S&P/ASX 200 Index, the basket component sponsor and license agreement between the basket component sponsor and the issuer, see “The Underliers — S&P/ASX 200 Index” on page S-110 of the accompanying underlier supplement no. 49.

Historical Information

The closing level of the basket component has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket component has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of the basket component during the period shown below is not an indication that the basket component is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical levels of the basket component as an indication of the future performance of the basket component, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket component or the basket component stocks will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component. Before investing in the offered securities, you should consult publicly available information to determine the levels of the basket component between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent levels of the basket component. The actual performance of the basket component over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing levels shown below.

The graph below shows the daily historical closing levels of the basket component from January 1, 2021 through August 10, 2026. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the closing levels of the basket component in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the S&P/ASX 200 Index

The S&P/ASX 200 Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates make any representation regarding the advisability of investing in such securities.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

Hypothetical Historical Closing Levels of the Basket

The following graph is based on the basket levels for the period from January 1, 2021 through August 10, 2026 assuming that the basket level was 100 on January 1, 2021. We derived the basket levels based on the method to calculate the basket level as described in this pricing supplement and on actual closing levels of the relevant basket components on the relevant date. The basket level has been normalized such that its hypothetical level on January 1, 2021 was 100. As noted in this pricing supplement, the starting level will be set at 100 on the pricing date. The basket levels can increase or decrease due to changes in the levels of the basket components.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

Supplemental Discussion of U.S. Federal Income Tax Considerations

The following section supplements, and to the extent inconsistent therewith supersedes, the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

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a dealer in securities or currencies;
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a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
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a bank;
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a life insurance company;
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a tax exempt organization;
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a partnership;
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a regulated investment company;
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an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
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a person that owns a security as a hedge or that is hedged against interest rate risks;
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a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
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a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your securities as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your securities and you are:

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a citizen or resident of the United States;
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a domestic corporation;
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an estate whose income is subject to U.S. federal income tax regardless of its source; or
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a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. By purchasing the securities you agree— in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as pre-paid derivative contracts in respect of the basket components that are treated as “open transactions”. Except as otherwise stated below, the discussion herein assumes that the securities will be so treated.

Upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. If you hold your securities for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your securities for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your securities could be treated in the manner described above under “Tax Treatment”, except that any gain or loss that you recognize at maturity or upon redemption would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your securities for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of instruments such as the offered securities, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

Information Reporting — United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of securities and are, for U.S. federal income tax purposes:

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a nonresident alien individual;
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a foreign corporation; or
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an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we or our agents, including WFS, will not make payments of any additional amounts. Prospective non-United States holders of the securities should consult their tax advisor in this regard.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the stocks included in the basket components during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we or our agents, including WFS, would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Under current law, while the matter is not entirely clear, individual non-United States holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due August 24, 2029

Supplemental Plan of Distribution; Conflicts of Interest

See “Supplemental Plan of Distribution” on page S-42 of the accompanying product supplement and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original offering price set forth on the cover page of this pricing supplement. Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive the underwriting discount of up to 2.575% of the aggregate face amount of the securities sold (up to $25.75 per $1,000 face amount of securities). The agent may resell the securities to Wells Fargo Advisors (“WFA”) at the original offering price of the securities less a concession of 2.00% of the aggregate face amount of the securities ($20.00 per $1,000 face amount of securities). In addition to the selling concession received by WFA, WFS advises that WFA may also receive out of the underwriting discount a distribution expense fee of 0.075% for each $1,000 face amount of a security WFA sells ($0.75 per $1,000 face amount of securities). In addition, in respect of certain securities sold in this offering, GS&Co. may pay a fee of up to 0.25% of the aggregate face amount of the securities sold (up to $2.50 per $1,000 face amount of securities) to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. Please note that the information about the original issue date and original offering price set forth on the cover of this pricing supplement relate only to the initial distribution.

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee to iCapital Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest, for services it is providing in connection with this offering.

We will deliver the securities against payment therefor in New York, New York on the original issue date set forth on the cover page of this pricing supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

For information related to hedging activities, see “Risk Factors—Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities.” on page S-10 of the accompanying product supplement.

We have been advised by GS&Co. and WFS that they intend to make a market in the securities. However, none of GS&Co., WFS nor any of their respective affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.